SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  July 24, 1998
                Date of report (Date of earliest event reported)


                            MAVERICK TUBE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction or Incorporation)


         1-10651                                            43-1455766
 (Commission File Number)                      (IRS Employer Identification No.)


 16401 Swingley Ridge Road, Suite 700
 Chesterfield, Missouri                                      63017
(Address of Principal Executive Offices)                   (Zip Code)


                                 (314) 733-1600
              (Registrant's Telephone Number, Including Area Code)

                      400 Chesterfield Center, Second Floor
                          Chesterfield, Missouri 63017
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

       On July 24, 1998, the Board of Directors of Maverick Tube Corporation, a Delaware corporation (the "Company"), declared a dividend payable August 3, 1998 of one right (a "Right") for each outstanding share of common stock, par value $0.01 per share ("Common Stock"), of the Company held of record at the close of business on August 3,1998 (the "Record Time"), or issued thereafter and prior to the Separation Time (as hereinafter defined). The Rights will be issued pursuant to a Shareholder Rights Agreement, dated as of July 24, 1998 (the "Rights Agreement"), between the Company and the Rights Agent named therein (the "Rights Agent"). Each Right, when exercisable, entitles its registered holder to purchase from the Company one one-hundredth of a share of a new series of preferred stock, designated as Series I Junior Participating Preferred Stock (the "Preferred Stock"), at a purchase price of $50.00 (the "Exercise Price"), subject to adjustment

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock upon the earlier to occur of the following ("Separation Time"): (i) the day that a public announcement is made that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock, or (ii) the tenth day following the commencement of a tender offer or exchange offer that would result in a person or a group becoming the beneficial owners of 20% or more of such outstanding shares of Common Stock. Until the Separation Time, (i) the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of and after the Record Time (other than shares held in the Company's treasury), by such Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Time will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding as of and after the Record Time will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

         The Rights are not exercisable until the Separation Time. The Rights will expire at the close of business on July 23, 2008, unless earlier redeemed or exchanged by the Company, as described below.

         As soon as practicable following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business at the Separation Time (except for any persons whose Rights have become void pursuant to the Rights Agreement) and then and thereafter such separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Separation Time will be issued with Rights.

         The Exercise Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision or combination of, the Common Stock, or (ii) upon the issuance or distribution to holders of Common Stock of any other securities or assets under circumstances where such an adjustment is appropriate in order to protect the interests of holders of Rights generally. Upon exercise of Rights, no fractional shares of Preferred Stock, other than one one-hundredths of such shares, will be issued and, in lieu thereof, an adjustment in cash will be made based on a formula set forth in the Rights Agreement.

         In the event that any person shall become an Acquiring Person (such event being referred to herein as a "Flip-in Event"), each holder of a Right will thereafter have the right to receive, upon exercise, in lieu of one one-hundredth of a share of Preferred Stock, that number of shares of Common Stock (or, in certain circumstances, property or other securities of the Company) having a market value equal to two times the Exercise Price of the Right.

         For example, at an exercise price of $50.00 per Right, each Right following a Flip-in Event would entitle its holder to purchase $100.00 worth of Common Stock of the Company (or, under certain circumstances, property or other securities of the Company) for $50.00. Assuming that the Common Stock had a per share value of $25.00 at the time of a Flip-in Event, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $50.00.

         Notwithstanding the discussion in the two preceding paragraphs, following the occurrence of any Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void, including for purposes of any subsequent Exchange (as defined below).

         If, following a Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company's assets or earning power is sold or transferred (in one transaction or a series of transactions), or (iii) the Acquiring Person increases by more than 1% its percentage beneficial ownership of the Common Stock or any other class of stock of the Company or engages in certain self-dealing transactions with the Company, each holder of a Right (except Rights owned by an Acquiring Person or certain related parties) shall thereafter have the right to receive, upon the exercise of the Right and payment of the Exercise Price, common stock of the surviving or purchasing company or of the Acquiring Person (or, in certain cases, one of its affiliates) which at the time of such transaction has a market value equal to two times the Exercise Price.

         At any time after the occurrence of a Flip-In Event, the Company may elect to effect a full or partial exchange (an "Exchange") of shares of its Common Stock for Rights (other than Rights owned by an Acquiring Person which have become void), at an initial exchange ratio of one share of Common Stock for each Right owned, subject to adjustment. Alternatively, the Company may elect to effect such an Exchange using shares of its Preferred Stock instead of Common Stock, at an initial exchange ratio of one one-hundredth of a share of Preferred Stock for each Right owned, subject to adjustment, or other securities of the Company or assets having an equivalent value.

         At any time prior to a Stock Acquisition Date, the Company may elect to redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors electing to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price per Right.

       The Preferred Stock purchasable upon exercise of the Rights or issuable upon an Exchange will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided by law or in the terms of such stock). Each one one-hundredth of a share of Preferred Stock will have a preferential quarterly dividend in an amount equal to the greater of $.01 or any quarterly dividend for such quarter declared on each share of Common Stock, and the holder thereof will be entitled to one vote on all matters submitted to a vote of the stockholders of the Company, voting as a single class with the holders of Common Stock, except to the extent expressly provided otherwise by law or the Rights Agreement. In the event of liquidation, each one one-hundredth of a share of Preferred Stock will receive a preferred liquidation payment equal to the greater of $1.00 or the payment made per each share of Common Stock. The rights of the Preferred Stock are protected by customary anti-dilution provisions. Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share will be issuable; however, the Company may elect to distribute depository receipts in lieu of such fractions of shares. In lieu of fractional shares of Preferred Stock other than integral multiples of one one-hundredth of a share, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to receive dividends.

         While  the   distribution   of  the  Rights  will  not  be  taxable  to
shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth above, or are exchanged as provided above.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Separation Time. After the Separation Time, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity or to make changes which do not adversely affect the interests of holders of Rights generally.

       Because the Rights could cause substantial dilution to a person or group that acquires 20% or more of the Common Stock unless the Rights are first redeemed by the Board of Directors of the Company, they do have certain anti-takeover effects. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its shareholders prior to the Flip-in date, because the Rights can be redeemed before the consummation of such transaction.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements - not applicable

         (b)      Pro Forma Financial Information - not applicable

         (c)      Exhibits. The following exhibits are filed with this report:

Exhibit No.                   Document
----------                    --------
   (99)           Press  Release, dated July 24, 1998, issued by the Registrant.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 27, 1998

                                 MAVERICK TUBE CORPORATION



                                 By:  /s/ Barry R. Pearl
                                      Barry R. Pearl
                                      Vice President of Finance
                                      (Principal Financial Officer)

                                  EXHIBIT INDEX
                                  -------------
 Exhibit
 Number               Description                                    Page Number
--------              -----------                                    -----------
 (99)        Press Release, dated July 24, 1998, issued by
             the Registrant.                                             E-1